AMENDMENT ONE TO FUND ACCOUNTING AGREEMENT

Effective: November 1, 2013

The Fund Accounting Agreement dated January 1, 2013 by and between HARTFORD FUNDS MANAGEMENT COMPANY, LLC (the “Fund Accountant”) and each of THE HARTFORD MUTUAL FUNDS, INC., THE HARTFORD MUTUAL FUNDS II, INC., HARTFORD SERIES FUND, INC. and HARTFORD HLS SERIES FUND II, INC., on behalf of their respective series listed on Schedule A, and THE HARTFORD ALTERNATIVE STRATEGIES FUND (together with the series listed on Schedule A, and the “Funds”) is hereby amended to restate Schedule B as attached hereto.

The Hartford Mutual Funds, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer, Vice President

The Hartford Mutual Funds II, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer, Vice President

Hartford Series Fund, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer, Vice President

Hartford HLS Series Fund II, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer, Vice President

The Hartford Alternative Strategies Fund

By:	/s/ Vernon J. Meyer
Vernon J. Meyer, Vice President

Hartford Funds Management Company, LLC

By:	/s/ Gregory A. Frost
Gregory A. Frost, Vice President and
Chief Financial Officer

SCHEDULE B

To the Fund Accounting Agreement

Dated: January 1, 2013

MUTUAL FUND ACCOUNTING FEES

Annual fee calculated at the following annual rates based on the average daily Fund net assets:

The Hartford Emerging Markets Local Debt Fund, The Hartford Emerging Markets Research Fund, The Hartford Unconstrained Bond Fund and Hartford Real Total Return Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.025%
On Next $5 billion	0.020%
Over $10 billion	0.015%

The Hartford Alternative Strategies Fund, The Hartford Balanced Income Fund, The Hartford Diversified International Fund, The Hartford High Yield Fund, The Hartford International Growth Fund, The Hartford Short Duration Fund, The Hartford Strategic Income Fund, The Hartford Total Return Bond Fund, The Hartford World Bond Fund, The Hartford High Yield HLS Fund(1) and The Hartford Total Return HLS Fund(2)

Average Daily Net Assets	Annual Fee
On First $5 billion	0.020%
On Next $5 billion	0.015%
Over $10 billion	0.010%

(1)  The Hartford High Yield HLS Fund will become effective January 1, 2014.

(2)  The Hartford Total Return HLS Fund will become effective January 1, 2014.

The Hartford Balanced Fund, The Hartford Capital Appreciation Fund, The Hartford Floating Rate Fund, The Hartford Floating Rate High Income Fund, The Hartford Global Research Fund, The Hartford International Opportunities Fund, The Hartford International Small Company Fund, The Hartford International Value Fund, The Hartford Municipal Opportunities Fund, The Hartford Capital Appreciation HLS Fund(3), The Hartford Global Research HLS Fund(4) and The Hartford Portfolio Diversifier HLS Fund(5)

Average Daily Net Assets	Annual Fee
On First $5 billion	0.018%
On Next $5 billion	0.014%
Over $10 billion	0.010%

The Hartford Disciplined Equity Fund, The Hartford Global Growth Fund, The Hartford Municipal Real Return Fund, The Hartford SmallCap Growth Fund, The Hartford Balanced HLS Fund(6) and The Hartford International Opportunities HLS Fund(7)

Average Daily Net Assets	Annual Fee
On First $5 billion	0.016%
On Next $5 billion	0.013%
Over $10 billion	0.010%

(3)  The Hartford Capital Appreciation HLS Fund will become effective January 1, 2014.

(4)  The Hartford Global Research HLS Funds will become effective January 1, 2014.

(5)  The Hartford Portfolio Diversifier HLS Fund will become effective January 1, 2014.

(6)  The Hartford Balanced HLS Fund will become effective January 1, 2014.

(7)  The Hartford International Opportunities HLS Fund will become effective January 1, 2014.

Hartford Duration-Hedged Strategic Income Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.014%
On Next $5 billion	0.012%
Over $10 billion	0.010%